Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE
GATX CORPORATION REPORTS 2019 THIRD-QUARTER RESULTS

•	Net income for the third quarter 2019 was $45.1 million or $1.25 per diluted share

•	Company expects to be at the high end of or slightly above the range of its previously disclosed 2019 full-year earnings guidance of $4.85-$5.15

•	Rail North America’s fleet utilization remained strong at 99.2%

CHICAGO, Oct. 22, 2019 - GATX Corporation (NYSE:GATX) today reported 2019 third quarter net income of $45.1 million or $1.25 per diluted share, compared to net income of $47.0 million or $1.22 per diluted share in the third quarter of 2018. Year-to-date 2019 net income was $154.6 million or $4.22 per diluted share, compared to $162.1 million or $4.21 per diluted share in the prior year period.

2019 year-to-date results include a net deferred tax benefit of $2.8 million or $0.07 per diluted share related to an enacted foreign tax rate reduction. The 2018 year-to-date results include a net negative impact of $5.8 million or $0.15 per diluted share, attributed to costs associated with the closure of a railcar maintenance facility in Germany in the second quarter. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.

Brian A. Kenney, president and chief executive officer of GATX stated, “For the third consecutive quarter, North American railroad car loadings decreased and railroad velocity increased relative to 2018. Despite these negative indicators for the railcar leasing market, GATX’s fleet is generally performing as we expected coming into 2019.

“The renewal lease rate change of GATX’s Lease Price Index was negative 7.7% in the quarter, with an average renewal term of 40 months. GATX’s fleet utilization remained very high at 99.2%, due to our highly diversified fleet and our commercial team continuing to displace competitors. This commercial success, combined with better than expected maintenance cost performance, has resulted in strong financial results for Rail North America thus far in 2019.

“Rail International is performing well. Utilization at GATX Rail Europe increased to a historic high of 99.4%, as we continue to see strong demand for railcars across the markets that we serve. In India, the fleet grew to over 3,200 railcars, as increasing customer demand for railcar leasing continues to drive new investment.

“Rolls-Royce and Partners Finance affiliates’ performance is excellent as the demand for aircraft spare engines remains strong. At American Steamship Company, despite recent developments in the iron ore market, 11 vessels are currently sailing under favorable operating conditions on the Great Lakes.”

Mr. Kenney concluded, “Based on year-to-date performance and our outlook for the remainder of the year, we expect our 2019 full-year earnings to be at the high end of or slightly above our previously disclosed range of $4.85 to $5.15 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $60.9 million in the third quarter of 2019, compared to $68.2 million in the third quarter of 2018. Year to date, Rail North America reported segment profit of $215.1 million, compared to $241.3 million in the same period of 2018. The decline in quarter and year-to-date 2019 results was predominantly driven by lower gains on asset dispositions and higher maintenance expense.

At Sept. 30, 2019, Rail North America’s wholly owned fleet was comprised of approximately 119,000 railcars, including approximately 16,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.2% at the end of the third quarter, compared to 99.5% at the end of the prior quarter and 99.2% at the end of the third quarter of 2018. During the third quarter of 2019, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was negative 7.7%. This compares to an LPI of negative 2.8% in the prior quarter and a negative 11.5% in the third quarter of 2018. The average lease renewal term for railcars included in the LPI during the third quarter was 40 months, compared to 40 months in the prior quarter and 33 months in the third quarter of 2018. Rail North America’s investment volume during the third quarter was $138.1 million.

Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $19.9 million in the third quarter of 2019, compared to $20.7 million in the third quarter of 2018. Higher revenue, due to more railcars on lease, was more than offset by higher maintenance expense and foreign exchange impacts. Rail International reported segment profit of $56.0 million year-to-date 2019, compared to $52.5 million for the same period of 2018. The year-to-date 2018 results include $8.6 million of expense ($5.8 million after-tax) related to the closure of GATX Rail Europe’s (GRE) railcar maintenance facility in Germany. Excluding this expense, year-to-date results were negatively impacted by changes in foreign currency exchange rates and higher maintenance expense.

At Sept. 30, 2019, GRE’s fleet consisted of approximately 24,000 railcars and utilization was 99.4%, compared to 98.9% at the end of the prior quarter and 98.4% at the end of the third quarter of 2018. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $10.7 million in the third quarter of 2019, compared to a segment profit of $9.0 million in the third quarter of 2018. Segment profit year-to-date 2019 was $34.9 million, compared to $34.3 million year-to-date 2018. Favorable results in the comparative periods were predominantly driven by the strong performance at the Rolls-Royce and Partner Finance affiliates (RRPF) partially offset by lower marine operating results.

AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported segment profit of $12.1 million in the third quarter of 2019, compared to $11.9 million in the third quarter of 2018. Segment profit year-to-date 2019 was $26.7 million, compared to $20.7 million year-to-date 2018. ASC carried 19.5 million net tons of cargo through the third quarter of 2019, compared to 17.7 million net tons during the same period in 2018. The improvement in segment profit was primarily driven by favorable operating conditions and efficient fleet performance.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2019 third-quarter results. Call details are as follows:
Tuesday, Oct. 22
11:00 a.m. Eastern Time
Domestic Dial-In: 1-800-367-2403
International Dial-In: 1-334-777-6978
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 3782419

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 120 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2018 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
•
inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
•
a significant decline in customer demand for our railcars or other assets or services, including as a result of:
◦
weak macroeconomic conditions
◦
weak market conditions in our customers' businesses
◦
declines in harvest or production volumes
◦
adverse changes in the price of, or demand for, commodities
◦
changes in railroad operations or efficiency
◦
changes in supply chains
◦
availability of pipelines, trucks, and other alternative modes of transportation
◦
other operational or commercial needs or decisions of our customers
•
higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•
events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•
financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes
•
reduced opportunities to generate asset remarketing income

•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures
•
fluctuations in foreign exchange rates
•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
asset impairment charges we may be required to recognize
•
deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•
risks related to our international operations and expansion into new geographic markets, including the imposition of new or additional tariffs, quotas, or trade barriers
•
changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
inadequate allowances to cover credit losses in our portfolio
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer McManus
Senior Director, Investor Relations
GATX Corporation
312-621-6409
jennifer.mcmanus@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(10/22/2019)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018
Revenues
Lease revenue	$271.5	$271.9	$819.9	$816.1
Marine operating revenue	62.8	60.8	136.8	130.8
Other revenue	26.4	17.0	80.4	57.6
Total Revenues	360.7	349.7	1,037.1	1,004.5
Expenses
Maintenance expense	84.4	77.5	251.3	240.7
Marine operating expense	39.7	39.4	92.8	89.5
Depreciation expense	83.6	81.6	247.3	240.1
Operating lease expense	13.7	11.8	41.1	37.5
Other operating expense	7.7	8.5	23.5	26.2
Selling, general and administrative expense	44.4	46.5	135.6	137.6
Total Expenses	273.5	265.3	791.6	771.6
Other Income (Expense)
Net gain on asset dispositions	5.1	10.3	46.9	72.5
Interest expense, net	(46.3)	(42.6)	(139.9)	(124.7)
Other expense	(1.8)	(3.8)	(5.6)	(14.9)
Income before Income Taxes and Share of Affiliates’ Earnings	44.2	48.3	146.9	165.8
Income taxes	(11.9)	(13.1)	(35.9)	(42.8)
Share of affiliates’ earnings, net of taxes	12.8	11.8	43.6	39.1
Net Income	$45.1	$47.0	$154.6	$162.1

Share Data
Basic earnings per share	$1.28	$1.25	$4.30	$4.29
Average number of common shares	35.4	37.7	35.9	37.8
Diluted earnings per share	$1.25	$1.22	$4.22	$4.21
Average number of common shares and common share equivalents	36.0	38.5	36.6	38.5
Dividends declared per common share	$0.46	$0.44	$1.38	$1.32

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2019	2018
Assets
Cash and Cash Equivalents	$48.6	$100.2
Restricted Cash	—	6.5
Receivables
Rent and other receivables	93.1	87.0
Finance leases (as lessor)	93.3	126.4
Less: allowance for losses	(6.0)	(6.4)
	180.4	207.0

Operating Assets and Facilities	9,759.8	9,545.9
Less: allowance for depreciation	(3,152.1)	(3,013.2)
	6,607.7	6,532.7
Lease Assets (as lessee)
Right of use assets, net of accumulated depreciation	430.1	—
Finance leases, net of accumulated depreciation	—	16.8
	430.1	16.8

Investments in Affiliated Companies	506.7	464.5
Goodwill	79.9	82.9
Other Assets	237.5	206.1
Total Assets	$8,090.9	$7,616.7

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$138.4	$177.5
Debt
Commercial paper and borrowings under bank credit facilities	112.0	110.8
Recourse	4,580.2	4,429.7
	4,692.2	4,540.5
Lease Obligations (as lessee)
Operating leases	440.3	—
Finance leases	—	11.3
	440.3	11.3

Deferred Income Taxes	910.5	877.8
Other Liabilities	123.0	221.5
Total Liabilities	6,304.4	5,828.6
Total Shareholders’ Equity	1,786.5	1,788.1
Total Liabilities and Shareholders’ Equity	$8,090.9	$7,616.7

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2019
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$214.6	$55.6	$0.3	$1.0	$—	$271.5
Marine operating revenue	—	—	1.9	60.9	—	62.8
Other revenue	23.9	2.4	0.1	—	—	26.4
Total Revenues	238.5	58.0	2.3	61.9	—	360.7
Expenses
Maintenance expense	64.0	12.2	—	8.2	—	84.4
Marine operating expense	—	—	3.4	36.3	—	39.7
Depreciation expense	63.9	14.5	1.6	3.6	—	83.6
Operating lease expense	13.7	—	—	—	—	13.7
Other operating expense	6.2	1.4	0.1	—	—	7.7
Total Expenses	147.8	28.1	5.1	48.1	—	229.1
Other Income (Expense)
Net gain on asset dispositions	4.3	0.3	0.5	—	—	5.1
Interest (expense) income, net	(33.1)	(10.2)	(2.8)	(1.6)	1.4	(46.3)
Other expense	(1.0)	(0.1)	—	(0.1)	(0.6)	(1.8)
Share of affiliates’ pre-tax income	—	—	15.8	—	—	15.8
Segment profit	$60.9	$19.9	$10.7	$12.1	$0.8	$104.4
Less:
Selling, general and administrative expense						44.4
Income taxes (includes $3.0 related to affiliates’ earnings)						14.9
Net income						$45.1
Selected Data:
Investment volume	$138.1	$51.8	$—	$0.3	$0.9	$191.1
Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$4.4	$—	$—	$—	$—	$4.4
Residual sharing income	0.1	—	0.5	—	—	0.6
Non-remarketing net gains (1)	(0.2)	0.3	—	—	—	0.1
	$4.3	$0.3	$0.5	$—	$—	$5.1
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2018
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$218.2	$52.3	$0.3	$1.1	$—	$271.9
Marine operating revenue	—	—	3.1	57.7	—	60.8
Other revenue	15.2	1.8	—	—	—	17.0
Total Revenues	233.4	54.1	3.4	58.8	—	349.7
Expenses
Maintenance expense	60.6	10.1	—	6.8	—	77.5
Marine operating expense	—	—	4.4	35.0	—	39.4
Depreciation expense	62.5	13.8	1.8	3.5	—	81.6
Operating lease expense	11.8	—	—	—	—	11.8
Other operating expense	7.1	1.3	0.1	—	—	8.5
Total Expenses	142.0	25.2	6.3	45.3	—	218.8
Other Income (Expense)
Net gain on asset dispositions	9.6	0.5	0.2	—	—	10.3
Interest (expense) income, net	(31.8)	(8.9)	(2.6)	(1.5)	2.2	(42.6)
Other (expense) income	(1.2)	0.2	—	(0.1)	(2.7)	(3.8)
Share of affiliates’ pre-tax income	0.2	—	14.3	—	—	14.5
Segment profit (loss)	$68.2	$20.7	$9.0	$11.9	$(0.5)	$109.3
Less:
Selling, general and administrative expense						46.5
Income taxes (includes $2.7 related to affiliates’ earnings)						15.8
Net income						$47.0
Selected Data:
Investment volume	$129.1	$40.4	$—	$—	$0.2	$169.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$6.7	$—	$—	$—	$—	$6.7
Residual sharing income	0.5	—	0.2	—	—	0.7
Non-remarketing net gains (1)	2.4	0.5	—	—	—	2.9
	$9.6	$0.5	$0.2	$—	$—	$10.3
 __________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2019
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$654.3	$161.7	$0.8	$3.1	$—	$819.9
Marine operating revenue	—	—	4.4	132.4	—	136.8
Other revenue	73.7	6.2	0.5	—	—	80.4
Total Revenues	728.0	167.9	5.7	135.5	—	1,037.1
Expenses
Maintenance expense	199.8	35.5	—	16.0	—	251.3
Marine operating expense	—	—	12.0	80.8	—	92.8
Depreciation expense	192.6	42.7	4.9	7.1	—	247.3
Operating lease expense	41.1	—	—	—	—	41.1
Other operating expense	19.0	4.2	0.3	—	—	23.5
Total Expenses	452.5	82.4	17.2	103.9	—	656.0
Other Income (Expense)
Net gain on asset dispositions	44.6	1.2	1.1	—	—	46.9
Interest (expense) income, net	(101.4)	(30.2)	(8.3)	(4.6)	4.6	(139.9)
Other expense	(3.6)	(0.5)	—	(0.3)	(1.2)	(5.6)
Share of affiliates’ pre-tax income	—	—	53.6	—	—	53.6
Segment profit	$215.1	$56.0	$34.9	$26.7	$3.4	$336.1
Less:
Selling, general and administrative expense						135.6
Income taxes (includes $10.0 related to affiliates’ earnings)						45.9
Net income						$154.6
Selected Data:
Investment volume	$342.4	$158.6	$—	$18.7	$2.8	$522.5
Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$40.9	$—	$—	$—	$—	$40.9
Residual sharing income	0.3	—	1.1	—	—	1.4
Non-remarketing net gains (1)	3.4	1.2	—	—	—	4.6
	$44.6	$1.2	$1.1	$—	$—	$46.9
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2018
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$655.3	$156.9	$0.8	$3.1	$—	$816.1
Marine operating revenue	—	—	11.0	119.8	—	130.8
Other revenue	51.1	6.0	0.5	—	—	57.6
Total Revenues	706.4	162.9	12.3	122.9	—	1,004.5
Expenses
Maintenance expense	192.8	33.8	—	14.1	—	240.7
Marine operating expense	—	—	12.9	76.6	—	89.5
Depreciation expense	185.8	41.7	5.5	7.1	—	240.1
Operating lease expense	37.5	—	—	—	—	37.5
Other operating expense	21.5	4.3	0.4	—	—	26.2
Total Expenses	437.6	79.8	18.8	97.8	—	634.0
Other Income (Expense)
Net gain on asset dispositions	68.4	3.2	0.8	0.1	—	72.5
Interest (expense) income, net	(93.1)	(26.5)	(7.6)	(4.3)	6.8	(124.7)
Other expense	(3.3)	(7.3)	—	(0.2)	(4.1)	(14.9)
Share of affiliates’ pre-tax income	0.5	—	47.6	—	—	48.1
Segment profit	$241.3	$52.5	$34.3	$20.7	$2.7	$351.5
Less:
Selling, general and administrative expense						137.6
Income taxes (includes $9.0 related to affiliates’ earnings)						51.8
Net income						$162.1
Selected Data:
Investment volume	$414.7	$104.5	$—	$15.8	$1.7	$536.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$60.8	$—	$—	$0.1	$—	$60.9
Residual sharing income	0.9	—	0.8	—	—	1.7
Non-remarketing net gains (1)	6.7	3.2	—	—	—	9.9
	$68.4	$3.2	$0.8	$0.1	$—	$72.5
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018
Net income (GAAP)	$45.1	$47.0	$154.6	$162.1

Adjustments attributable to consolidated pre-tax income:
Costs related to the closure of a maintenance facility at Rail International	—	—	—	8.6
Total adjustments attributable to consolidated pre-tax income	$—	$—	$—	$8.6
Income taxes thereon, based on applicable effective tax rate	$—	$—	$—	$(2.8)

Other income tax adjustments attributable to consolidated income:
Income tax rate change enacted in Alberta, Canada	$—	$—	$(2.8)	$—

Net income, excluding tax adjustments and other items (non-GAAP)	$45.1	$47.0	$151.8	$167.9

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018
Diluted earnings per share (GAAP)	$1.25	$1.22	$4.22	$4.21
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.25	$1.22	$4.15	$4.36

(*) In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,611.9	$5,607.7	$5,646.7	$5,651.0	$5,418.2
Rail International	1,368.4	1,404.1	1,315.6	1,309.7	1,294.5
Portfolio Management	637.5	626.6	612.8	601.2	614.6
ASC	319.0	331.2	311.1	297.7	303.4
Other	105.5	96.6	99.4	80.6	60.7
Total Assets, excluding cash, as adjusted (non-GAAP)	$8,042.3	$8,066.2	$7,985.6	$7,940.2	$7,691.4
Debt and Lease Obligations, Net of Unrestricted Cash*
Unrestricted cash	$(48.6)	$(286.6)	$(248.4)	$(100.2)	$(254.5)
Commercial paper and bank credit facilities	112.0	26.0	15.9	110.8	—
Recourse debt	4,580.2	4,832.5	4,768.1	4,429.7	4,397.3
Operating lease obligations	440.3	454.5	456.3	—	—
Finance lease obligations	—	10.6	11.0	11.3	11.6
Total debt and lease obligations, net of unrestricted cash (GAAP)	5,083.9	5,037.0	5,002.9	4,451.6	4,154.4
Off-balance sheet recourse debt (1)	—	—	—	430.2	432.6
Total debt and lease obligations, net of unrestricted cash, as adjusted (non-GAAP) (2)	$5,083.9	$5,037.0	$5,002.9	$4,881.8	$4,587.0
Shareholders’ Equity	$1,786.5	$1,834.8	$1,809.2	$1,788.1	$1,838.0
Recourse Leverage (3)	2.8	2.7	2.8	2.7	2.5
 _________

(1)	Under the new lease accounting standard, off-balance sheet recourse debt is no longer applicable beginning in 2019.

(2)	Includes on- and off-balance sheet debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash.

(3)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets, excluding cash (GAAP) to Total Assets, excluding cash, as adjusted (non-GAAP)*
Total Assets	$8,090.9	$8,353.1	$8,240.2	$7,616.7	$7,517.4
Less: cash	(48.6)	(286.9)	(254.6)	(106.7)	(258.6)
Total Assets, excluding cash (GAAP)	8,042.3	8,066.2	7,985.6	7,510.0	7,258.8
Add off-balance sheet assets:
Rail North America	—	—	—	430.2	432.6
Total Assets, excluding cash, as adjusted (non-GAAP)	$8,042.3	$8,066.2	$7,985.6	$7,940.2	$7,691.4

(*) A portion of our North American railcar fleet is financed through sale-leasebacks that are accounted for as operating leases. Prior to 2019, these railcar assets were not recorded on the balance sheet. Under the new lease accounting standard adopted on January 1, 2019, GATX records these railcar operating leases on the balance sheet as right-of-use assets with corresponding amounts for operating lease liabilities. Prior to 2019, we reported total on- and off-balance sheet assets in our calculation of total assets (as adjusted) because we believed it provided investors a more comprehensive representation of the magnitude of the assets we operated and that drove our financial performance. In addition, this calculation of total assets (as adjusted) provided consistency with other non-financial information we disclosed about our fleet, including the number of railcars in the fleet, average number of cars on lease, and utilization. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation was the equivalent of the off-balance sheet asset amount. We believe reporting this corresponding off-balance sheet debt amount provided investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(7.7)%	(2.8)%	5.2%	(0.9)%	(11.5)%
Average renewal term (months)	40	40	39	43	33
Fleet Rollforward (2)
Beginning balance	103,554	104,830	105,472	103,420	102,890
Cars added	902	661	617	3,120	1,381
Cars scrapped	(513)	(377)	(662)	(387)	(431)
Cars sold	(688)	(1,560)	(597)	(681)	(420)
Ending balance	103,255	103,554	104,830	105,472	103,420
Utilization	99.2%	99.5%	99.4%	99.4%	99.2%
Average active railcars	102,653	104,089	104,613	103,387	102,056
Boxcar Fleet
Ending balance	15,803	15,921	16,006	16,220	15,859
Utilization	93.5%	94.1%	95.2%	94.2%	94.7%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	23,967	23,531	23,412	23,234	23,124
Cars added	325	491	185	281	258
Cars scrapped/sold	(81)	(55)	(66)	(103)	(148)
Ending balance	24,211	23,967	23,531	23,412	23,234
Utilization	99.4%	98.9%	98.9%	98.8%	98.4%
Average active railcars	23,877	23,480	23,105	22,949	22,759
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	77.5%	77.7%	78.4%	79.5%	78.4%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(3.8)%	(2.9)%	(3.1)%	1.8%	2.0%
Year-over-year Change in U.S. Carloadings (chemical) (4)	(0.2)%	(0.1)%	(1.0)%	3.8%	4.5%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	16.6%	23.2%	22.0%	18.2%	14.7%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	69,227	73,076	80,223	73,812
American Steamship Company Statistics
Total Net Tons Carried (millions)	9.6	8.7	1.2	8.5	8.7
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.